Nationwide Variable Insurance Trust
Sub-Item 77Q1:  Exhibits
12-31-15 Annual Report

a.
N/A

b.
N/A

c.
N/A

d.
N/A

e.
Copies of any new or amended Registrant investment advisory contracts;

1.
 Subadvisory Agreement among the Trust, NFA and Lazard Asset Management
 LLC, dated June 17, 2013, previously filed as Exhibit EX-28.d.2.aa with the Trust's registration statement on January 7, 2014, is hereby incorporated by reference.

a.
Exhibit A, effective December 10, 2015, to the Subadvisory Agreement among the Trust, NFA and Lazard Asset Management LLC, previously filed as Exhibit EX-16.6.b.xxiv.1 with the Trust's registration statement on
 Form N-14, filed on December 22, 2015, is hereby incorporated by reference.

2.
 Subadvisory Agreement among the Trust, NFA and Jacobs Levy Equity
 Management Inc., effective December 10, 2015, previously filed as
 Exhibit EX-16.6.b.xxvii with the Trust's registration statement on Form
 N-14, filed on December 22, 2015, is hereby incorporated by reference.

3.
 Subadvisory Agreement among the Trust, NFA and Smith Asset Management
 Group, L.P., effective December 10, 2015, previously filed as Exhibit
 EX-16.6.b.xxviii with the Trust's registration statement on Form N-14, filed on December 22, 2015, is hereby incorporated by reference.

4. Subadvisory Agreement among the Trust, NFA and Boston Advisors, LLC, effective December 10, 2015, previously filed as Exhibit EX-16.6.b.xxix with the Trust's registration statement on Form N-14, filed on
 December 22, 2015, is hereby incorporated by reference.

5.
Subadvisory Agreement among the Trust, NFA and Standard Life Investments
 (Corporate Funds) Limited, effective December 10, 2015, previously filed as Exhibit EX-16.6.b.xxx with the Trust's registration statement on Form N-14, filed on December 22, 2015, is hereby incorporated by reference.

f.
N/A

g.
N/A

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